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                                                                   EXHIBIT 99.03
                RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC

                                   LETTER TO
                     DEPOSITORY TRUST COMPANY PARTICIPANTS
                                      FOR
                           TENDER OF ALL OUTSTANDING

 8.554% SERIES A PASS THROUGH     9.237% SERIES B PASS THROUGH     9.681% SERIES C PASS THROUGH
     CERTIFICATES DUE 2005            CERTIFICATES DUE 2017            CERTIFICATES DUE 2026
  IN EXCHANGE FOR REGISTERED       IN EXCHANGE FOR REGISTERED       IN EXCHANGE FOR REGISTERED
 8.554% SERIES A EXCHANGE PASS    9.237% SERIES B EXCHANGE PASS    9.681% SERIES C EXCHANGE PASS
 THROUGH CERTIFICATES DUE 2005    THROUGH CERTIFICATES DUE 2017    THROUGH CERTIFICATES DUE 2026

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EACH EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH   ,
2001, UNLESS EXTENDED (THE "EXPIRATION DATE"). OUTSTANDING CERTIFICATES TENDERED IN SUCH EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE FOR SUCH EXCHANGE OFFER.
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To Depository Trust Company Participants:

     We are enclosing with this letter a prospectus dated February   , 2001 of
Reliant Energy Mid-Atlantic Power Holdings, LLC (the "Company"), Reliant Energy Maryland Holdings, LLC, Reliant Energy Northeast Management Company, Reliant Energy Mid-Atlantic Power Services, Inc. and Reliant Energy New Jersey Holdings, LLC and the related letter of transmittal. These two documents constitute the Company's offer to exchange its 8.554% Series A Exchange Pass Through Certificates due 2005, 9.237% Series B Exchange Pass Through Certificates due 2017 and 9.681% Series C Exchange Pass Through Certificates due 2026 (collectively, the "Exchange Certificates"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 8.554% Series A Pass Through Certificates due 2005, 9.237% Series B Pass Through Certificates due 2017 and 9.681% Series C Pass Through Certificates due 2026 (collectively, the "Original Certificates"), respectively, which offer consists of separate, independent offers to exchange the Exchange Certificates of each series for Original Certificates of that series (each an "Exchange Offer" and sometimes collectively referred to herein as the "Exchange Offer"). Additionally, we have included a notice of guaranteed delivery and a letter that may be sent to your clients for whose account you hold Original Certificates in your name or in the name of your nominee, with space provided for obtaining such client's instruction with regard to the Exchange Offer.

     We urge you to contact your clients promptly. Please note that each Exchange Offer will expire at 5:00 p.m., New York City time, on the Expiration Date, unless extended.

     No Exchange Offer for Original Certificates of a series is conditioned upon any minimum aggregate principal amount of Original Certificates of such series being tendered for exchange or upon the consummation of any other Exchange Offer.

     Pursuant to the letter of transmittal, each holder of Original Certificates will represent to the Company that (i) any Exchange Certificates received are being acquired in the ordinary course of business of the person receiving such Exchange Certificates and (ii) such person is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. In addition, each holder of Original Certificates will represent to the Company that (i) if such person is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of Exchange Certificates and (ii) if such person is a broker-dealer that will receive Exchange Certificates for its own account in exchange for Original Certificates that were acquired as a result of market-making activities or other trading activities, it will deliver
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a prospectus in connection with any resale of such Exchange Certificates;
however, by so acknowledging and by delivering a prospectus, it will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The enclosed Letter to Clients contains an authorization by the beneficial owners of the Original Certificates for you to make the foregoing representations.

     The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Original Certificates pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Original Certificates to it, except as otherwise provided in Instruction 7 of the enclosed letter of transmittal.

     Additional copies of the enclosed material may be obtained from the undersigned.

                                            Very truly yours,

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